

Argus Computing, Inc.                                            Delaware         50
Argus Health Systems, Inc.                                       Delaware         50
Broadway Realty Company, LLC                                     Missouri         50
Hereford, LLP                                                    Missouri         50
National Center for Controlled Prescription Monitoring, Inc.     Delaware         50
Oak Lane Associates                                              Texas            50
Oak Lane, L.C.                                                   Texas            50
Oak Lane/GSL & Venture, G.P.                                     Texas            50
Rx Data, inc.                                                    Delaware         50
AHF Investors, LLC                                               Missouri         82
Americo Life Compania de Seguros, S.A.                           Argentina        90
Americo Financial Services                                       Texas            100
Americo Financial Life and Annuity Insurance Company             Texas            100
Americo International Corporation                                Missouri         100
Americo Services, Inc.                                           Missouri         100
Broadway Square Redevelopment Company                            Texas            100
College Insurance Group                                          Missouri         100
Financial Assurance Life Insurance Company                       Texas            100
Great Southern Life Insurance Company                            Texas            100
GSSW LM I L.P.                                                   Missouri         100
GSSW LM II L.C.                                                  Missouri         100
GSSW LM, Inc.                                                    Missouri         100
GSSW REO Landmark L.P.                                           Texas            100
GSSW WR I, L.P.                                                  Missouri         100
GSSW WR II, L.C.                                                 Missouri         100
GSSW WR, Inc.                                                    Missouri         100
GSSW WWA I, L.P.                                                 Missouri         100
GSSW WWA II L.C.                                                 Missouri         100
GSSW WWA, Inc.                                                   Missouri         100
GSSW-REO Briarwood, L.P.                                         Texas            100
GSSW-REO L.C.                                                    Texas            100
GSSW-REO Westwood Arlington                                      Texas            100
Landmark Mortgage Company                                        Missouri         100
National Farmers Union Life Insurance Company                    Texas            100
Pension Consultants and Administration                           Texas            100
Riverdale Square-REO, L.P.                                       Texas            100
The Ohio State Life Insurance Company                            Texas            100
United Fidelity Life Insurance Company                           Texas            100
Windrush-REO, L.P.                                               Texas            100